                                                                EXHIBIT 10.38

                            STOCK OPTION CERTIFICATE

      This Stock Option Certificate is entered into between STAAR Surgical Company, a Delaware corporation (the "Company"), whose principal executive office is located at 1911 Walker Avenue, Monrovia, California 91016, and Nick Curtis (the "Recipient") whose address is 1911 Walker Avenue, Monrovia, California 91016, pursuant to that certain 1998 STAAR Surgical Company Stock Plan (the "Plan") adopted by the Board of Directors on April 17, 1998 and approved by the shareholders on May 29, 1998.

      1. GRANT OF OPTION. Subject to the terms and conditions included herein, this Stock Option Certificate certifies that the Company has granted to the Recipient, pursuant to the terms of the Plan, an option (the "Option") to purchase, in whole or in part, seventy-five thousand (75,000) shares of the Company's voting common stock, par value $.01 (the "Common Stock") (collectively and severally, the "Option Shares"), at the price of three dollars and forty-five cents ($3.45) per Option Share (the "Option Price"). The date of this grant is July 15, 2002 (the "Grant Date").

      2. PLAN; PLAN SUMMARY. The Recipient's rights to purchase the Option Shares are governed by the Plan, the terms of which are incorporated herein by this reference.

      3. CHARACTER OF OPTION. This Option is [__] a Non-Qualified Option or [X] an Incentive Option.

      4. CAPACITY OF RECIPIENT. This Option is granted to the Recipient in the Recipient's capacity as (i) [X] an employee, (ii) [__] a director, or (iii) [__] a consultant.

      5. EXPIRATION OF OPTION. Subject to the terms and conditions set forth in this Amended and Restated Stock Option Certificate and in the Plan, the right to exercise the Options granted by this Amended and Restated Stock Option Certificate shall expire and be null and void and of no further force or effect to the extent not exercised by 5:00 p.m. Pacific Time, on the 15th day of July, 2007 (the "Option Expiration Date").

      6. EXERCISE VESTING CONDITIONS. The Option is (i) [__] fully vested upon date of grant, or (ii) [X] subject to the following vesting schedule as well as based upon Recipient's continued performance of services in the capacity hereinabove indicated:

                                Cumulative Vested
                                  Percentage of
     Date                            Shares
-------------                   -----------------
July 15, 2003                        33 1/3%
July 15, 2004                        66 2/3%
July 15, 2005                         100.0%

      7. MANNER OF EXERCISE AND PAYMENT. This Option shall be exercised by delivery of this Option Certificate to the Secretary of the Company, together with:

            (a) A Consent of Spouse (as such consent is defined in the Plan) from the spouse of the Recipient, if any, duly signed by such spouse; and

            (b) Full payment for the Option Shares to be purchased in goods funds (in U.S. dollars) by cash or check or through a "same day sale" commitment from the Recipient and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Recipient irrevocably elects to exercise the Option and to sell a portion of the Option Shares so purchased to pay for the Option Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Option Shares to forward the Option Price directly to the Company.

      8. FORFEITURE; VESTING CONDITIONS. This Option (i) [__] will be fully vested upon date of grant, or (ii) [X] will be subject to Article V, Section
5.05 and Article X of the Plan, inasmuch as the Option will be subject to: (A) the vesting schedule set forth above and (B) the special rules regulating vesting and forfeiture on Termination of Recipient.

      9. RECIPIENT'S REPRESENTATIONS. The Recipient represents that the Recipient has received a Section 10(a) Prospectus, which explains the administration and operation of the Plan, and has received a copy of the Plan.

      10. MISCELLANEOUS.

            (a) PREPARATION OF STOCK OPTION CERTIFICATE. This Amended and Restated Stock Option Certificate was prepared by the Company or its legal counsel solely on behalf of the Company. It is acknowledged by the Recipient that he or she was not represented by the Company or any of its officers, directors, employees or agents (including the Company's legal counsel) in connection with the transaction contemplated by this Amended and Restated Stock Option Certificate, and that the Recipient had separate and independent advice of counsel. In light of the foregoing it is acknowledged by the Recipient that the Company shall not be construed to be solely responsible for the drafting hereof, and that any ambiguity in the Plan or this Amended and Restated Stock Option Certificate, or the interpretation thereof or hereof, shall not be construed against the Company as the alleged draftsman of this Amended and Restated Stock Option Certificate.

            (b) INTERPRETATION.

                  (i) Entire Agreement/No Collateral Representations. The Recipient acknowledges and agrees that this Amended and Restated Stock Option Certificate, together with and subject to the Plan: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements or understandings of any kind, oral or written (collectively and severally, the "prior agreements"), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements.

                  (ii) Amendment; Waiver. Except as expressly otherwise provided herein, neither this Amended and Restated Stock Option Certificate nor any of its terms may be amended, supplemented, discharged or terminated (other than by performance), except as provided in the Plan or by a written instrument or instruments signed by all of the parties to this Amended and Restated Stock Option Certificate. No waiver of any acts or obligations hereunder shall be effective unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver and each party affected by such waiver.

                  (iii) Severability. If any term or provision of this Amended and Restated Stock Option Certificate or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Amended and Restated Stock Option Certificate, then, and in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Amended and Restated Stock Option Certificate, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Amended and Restated Stock Option Certificate (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

            (c) ENFORCEMENT. This Amended and Restated Stock Option Certificate and the rights and remedies of each party arising out of or relating to this Amended and Restated Stock Option Certificate shall be solely governed in accordance with the laws (without regard to the conflicts of law principles thereof) of the state of Delaware.

            (d) SUCCESSORS AND ASSIGNS. The Recipient may not assign his rights or benefits or delegate any of his duties or obligations under this Amended and Restated Stock Option Certificate, in whole or in part, without the prior written consent of the Company, except pursuant to the terms of the Plan. Subject to the foregoing, all of the representations, warranties, covenants, conditions and provisions of this Amended and Restated Stock Option Certificate shall be binding upon and shall inure to the benefit of each party and such party's respective successors and permitted assigns, spouses, heirs, executors, administrators, and personal and legal representatives.

            (e) NOTICES. Unless otherwise specifically provided in this Amended and Restated Stock Option Certificate, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "notices") required or permitted to be given hereunder, or which are given with respect to this Amended and Restated Stock Option Certificate, shall be in writing, and shall be given by: (A) personal delivery (which form of notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or
(D) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed).

      WHEREFORE, the parties hereto have for purposes of this Amended and Restated Stock Option Certificate executed this Amended and Restated Stock Option Certificate in the City of Monrovia, County of Los Angeles, State of California, effective as of the 14th day of February, 2003.

                                        COMPANY:

                                        STAAR Surgical Company,
                                        a Delaware corporation

                                        By: /s/ John Bily
                                           ----------------------------------
                                           John C. Bily, Chief Financial Officer

                  [SEAL]

                                        RECIPIENT:

                                            /s/ Nick Curtis
                                        -------------------------------------
                                        Nick Curtis

                                   ATTACHMENT
                                       TO
                            STOCK OPTION CERTIFICATE

                       NOTICE OF EXERCISE OF STOCK OPTION

                       NOTICE OF EXERCISE OF STOCK OPTION

          [To be signed by the Recipient only upon exercise of Option]

TO:         Secretary
            STAAR Surgical Company
            1911 Walker Avenue
            Monrovia, California 91016

      The undersigned, the holder of an Option under that certain Amended and Restated Stock Option Certificate dated effective the ______ day of ___________, _____ (the "Option Certificate"), between STAAR Surgical Company, a Delaware corporation (the "Company") and the undersigned (the "Recipient"), hereby irrevocably elects, in accordance with the terms and conditions of that certain 1998 STAAR Surgical Company Stock Plan (the "Plan") adopted by the Board of Directors on April 17, 1998 and approved by the shareholders on May 29, 1998, under which the Option Certificate was granted, to exercise the undersigned's Option to purchase (___)(1) shares of the Company's voting common stock, $ .01 per share par value ("Common Stock") (collectively and severally, the "Option Shares"), for the aggregate purchase price of ($_____)(2).

(1) Insert number of Option Shares as specified in the Option Certificate which are vested Option Shares (as defined by the Plan) which the Recipient is exercising the Option to purchase.

(2) Number of Option Shares to be exercised as hereinabove specified multiplied by the Option Price per share.

                  Signature:________________________________________

                  Print Name:_______________________________________

                  Address:__________________________________________

                  __________________________________________________

                  Date:_____________________________________________